UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Crown Castle International Corp. (Name of Registrant as Specified In Its Charter)

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April 6, 2015

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2015 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will be held on Friday, May 29, 2015 at 9:00 a.m. local time at our offices located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the meeting.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

We have elected to furnish proxy materials and our 2014 Annual Report on Form 10-K (“2014 Form 10-K”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April 6, 2015, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2014 Form 10-K and how to submit proxies online. All other stockholders will receive a copy of the Proxy Statement and 2014 Form 10-K by mail. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2014 Form 10-K, if you only received a Proxy Materials Notice by mail.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Notice of Annual Meeting and Proxy Statement in order to have your shares voted at the Annual Meeting.

I look forward to seeing you on May 29, 2015.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, May 29, 2015

9:00 a.m.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

April 6, 2015

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The Annual Meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to consider and vote upon the following matters:

•	the election of the following directors: P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Dale N. Hatfield, Lee W. Hogan, John P. Kelly and Robert F. McKenzie;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2015;

•	a non-binding, advisory vote regarding the compensation of our named executive officers;

•	a non-binding, advisory vote regarding the frequency of voting on the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 30, 2015 (“Record Date”) will be entitled to vote at the meeting or any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:

•

if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote your shares in person at the Annual Meeting.

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, see “I. Information About Voting—Annual Meeting Admission” in the proxy statement for important requirements relating to attending and voting at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid

Corporate Secretary

Unless this proxy statement (“Proxy Statement”) indicates otherwise or the context otherwise requires, the terms, “we,” “our,” “our Company,” “the Company” or “us” as used in this Proxy Statement refer to Crown Castle International Corp. and its predecessor (organized in 1995), as applicable, each a Delaware corporation (together, “Crown Castle International Corp.”).

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2015 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on May 29, 2015 at 9:00 a.m. Central Time at our offices located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057. This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”) are being distributed or made available via the Internet to our stockholders on or about April 6, 2015.

Notice of Internet Availability of Proxy Materials.    Pursuant to Securities and Exchange Commission (“SEC”) rules regarding the electronic distribution of proxy materials, we have elected to provide access to our proxy materials and 2014 Form 10-K on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April 6, 2015, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2014 Form 10-K and how to submit a proxy online. If you receive a Proxy Materials Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Proxy Materials Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2014 Form 10-K. The Proxy Materials Notice also instructs you on how you may submit your proxy over the Internet. If you received a Proxy Materials Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.

Agenda Items.  The agenda for the Annual Meeting is to consider and vote upon the following matters:

•	the election of the following directors: P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Dale N. Hatfield, Lee W. Hogan, John P. Kelly, and Robert F. McKenzie;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for fiscal year 2015;

•	a non-binding, advisory vote regarding the compensation of our named executive officers;

•	a non-binding, advisory vote regarding the frequency of voting on the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 30, 2015 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 333,761,959 shares of Common Stock outstanding.

A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder of record at our offices at 1220 Augusta Drive, Suite 600, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

How to Vote.  You may submit your proxy for your shares in any of the following ways:

•	if you receive a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting).

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

Use of Proxies.  All proxies that have been properly submitted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:

•	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2015 (Proposal 2);

•	FOR the non-binding, advisory vote regarding the compensation of our named executive officers (Proposal 3); and

•	EVERY YEAR with respect to the non-binding, advisory vote regarding the frequency of voting on the compensation of our named executive officers (Proposal 4).

If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057;

•	submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice or proxy card); or

•

attending the Annual Meeting and voting in person (see “—How to Vote” above and “—Annual Meeting Admission” below in this “I. Information About Voting” regarding voting at the meeting if your shares are held in the name of a bank, broker or other nominee). Attendance at the meeting alone will not constitute a revocation of a proxy.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Vote Required for Action.  Each director shall be elected (Proposal 1) by a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or represented by proxy (a majority of the votes cast means that, to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee). The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter is required to approve each of (1) the ratification of PwC as our independent registered public accountants for fiscal year 2015 (Proposal 2) and (2) the non-binding, advisory resolution regarding the compensation of our named executive officers (Proposal 3). With respect to the non-binding, advisory vote on the frequency of voting on the compensation of our named executive officers (Proposal 4), the frequency that receives the highest number of votes cast will be considered the non-binding frequency recommended by the stockholders.

Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to all proposals other than the election of directors (Proposal 1) and Proposal 4, abstentions have the same effect as votes against, and broker non-votes have no effect. With respect to the election of directors, abstentions and broker non-votes are not counted as a vote cast “for” or “against” a nominee. With respect to Proposal 4, abstentions will not be counted as votes cast when tabulating the highest number of votes cast on the non-binding, advisory vote on the frequency of voting on the compensation of our named executive officers.

Annual Meeting Admission.  You may attend the meeting if you are (1) a stockholder of record, (2) a legal proxy for a stockholder of record, or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.

As noted above in “—How to Vote” of this section “I. Information About Voting,” if you are a beneficial owner and wish to vote at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy please follow the instructions at the website listed on the Proxy Materials Notice.

If you are a beneficial owner and plan to attend the meeting in person, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.

II.    PROPOSALS

1.    Election of Directors

Pursuant to our Restated Certificate of Incorporation (“Charter”), we are currently in the process of declassifying the Board and moving to annual elections of directors. This process will result in the Board being fully declassified (and all Board members standing for annual elections) commencing with our 2016 annual meeting of stockholders (“2016 Annual Meeting”). Currently, we have one remaining class of directors (referred to as the “Class III Directors” in our Charter) whose term does not expire at the Annual Meeting (Class III Directors current term is scheduled to expire at 2016 Annual Meeting). All directors other than the Class III Directors currently hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each such director holding office until his or her successor shall have been duly elected and qualified (“Annual Term”). Commencing with the 2016 Annual Meeting, other than any directors who may be elected by the holders of any series of preferred stock, all directors, including the Class III Directors, will hold office for an Annual Term.

The nominees for director at the Annual Meeting are: P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Dale N. Hatfield, Lee W. Hogan, John P. Kelly and Robert F. McKenzie. Each of these nominees is currently a member of the Board. If elected at the Annual Meeting, each of the nominees shall hold office as a director for an Annual Term.

In accordance with our Amended and Restated By-laws (“By-Laws”), each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board’s subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating & Corporate Governance Committee (“NCG Committee”) and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.

Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for director will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this Proxy Statement (see “III. Board of Directors”).

The Board recommends a vote FOR the election of P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Dale N. Hatfield, Lee W. Hogan, John P. Kelly and Robert F. McKenzie as directors.

2.    Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board (“Audit Committee”) has appointed PwC to continue to serve as our independent registered public accountants for fiscal year 2015. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for fiscal year 2015.

We were billed for professional services provided with respect to fiscal years 2014 and 2013 by PwC in the amounts set forth in the following table.

Services Provided	2014	2013
Audit Fees(a)	$1,914,000	$1,883,000
Audit-Related Fees(b)	14,000	441,000
Tax Fees(c)	195,000	369,000
All Other Fees(d)	—	—

Total	$2,123,000	$2,693,000

(a)	Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.

(b)	Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” Audit-related fees for 2014 were for services in connection with audits of employee benefit plans and fees for assistance with financial due diligence. Audit-related fees for 2013 were for services in connection with audits of employee benefit plans, fees for services in connection with our commencement of operations as a Real Estate Investment Trust (“REIT”) in 2014, and assistance with financial due diligence.

(c)	Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.

(d)	Represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above, and primarily relates to licenses for technical accounting research software.

We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2015.

3.    Non-binding, Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Crown Castle International Corp. (“Company”) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.

As described in “VII. Executive Compensation—Compensation Discussion and Analysis” of this Proxy Statement, we seek to align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for improvements in our results of operations and total stockholder return relative to a peer group of companies, with a focus on variable, at risk incentive-based compensation elements that support our “pay-for-performance” compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board (“Compensation Committee”). Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

4.    Non-binding, Advisory Vote on Frequency of Voting on the Compensation of our Named Executive Officers

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote at least once every six calendar years, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with SEC compensation disclosure rules, which we refer to as an advisory vote on executive compensation. We are therefore asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, that the frequency with which they prefer that the Company include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act is:

•	every year;

•	every two years;

•	every three years; or

•	abstain from voting.

Our Board has determined that an annual advisory vote on executive compensation will allow stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote provides the greatest opportunity for stockholder input and constructive communication, by enabling the vote to correspond to the compensation information presented in this Proxy Statement for each annual meeting of stockholders. We recognize that our stockholders may have different views on the appropriate frequency of an advisory vote on executive compensation, and therefore we look forward to receiving stockholder input on this matter.

The vote on this proposal is advisory and not binding on the Company, our Board or the Compensation Committee. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

When voting with respect to this Proposal 4, stockholders may cast a vote on the preferred voting frequency by selecting the option of every one year, two years or three years, or abstain from voting, in response to the resolution set forth above. The proxy card provides stockholders with the opportunity to choose among these four options and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. We will consider stockholders to have expressed a non-binding preference for the frequency that receives the highest number of votes cast.

The Board recommends a vote of EVERY YEAR as the preferred frequency for voting on the compensation of our named executive officers.

III.    BOARD OF DIRECTORS

Nominees for Director—For a Term Expiring in 2016

P. Robert Bartolo

Principal Occupation: Individual Investor

Age: 43

Director Since: 2014

Mr. Bartolo was appointed to the Board as a director in February 2014. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as a vice president of T. Rowe Price Group, Inc. From October 2007 to January 2014, Mr. Bartolo served as an executive vice president of the U.S. Growth Stock Fund and chairman of that fund’s Investment Advisory Committee. Mr. Bartolo also analyzed and recommended companies in the telecommunications and related industries for T. Rowe Price from August 2002 to March 2007 and co-managed the Media and Telecom Fund from March 2005 to March 2007. Mr. Bartolo has earned the Chartered Financial Analyst designation.

Skills Mr. Bartolo brings to our Board include financial and investment expertise and experience, business analysis acumen, advanced financial literacy, and an understanding of our business and the wireless tower industry, including as a result of extensive experience investing in and analyzing companies in the telecommunications and related industries.

Cindy Christy

Principal Occupation: President and Chief Operating Officer (“COO”) of Asurion Corporation (“Asurion”)

Age: 49

Director Since: 2007

Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy is currently President and COO of Asurion, having joined Asurion in January 2009 as President–Americas. Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008. She also served as President of the North America Region of Alcatel-Lucent from December 2006 to December 2007. Prior to that time and since August 1988, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and COO of the Mobility Solutions Group.

Skills Ms. Christy brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), industry strategic insights, and extensive knowledge of our customers, including such customers’ anticipated priorities, goals and objectives.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan Lovells US LLP

Age: 52

Director Since: 2002

Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP (“Hogan Lovells”), and is a member of that firm’s Communications Group where he concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal

Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP.

Skills Mr. Fitzgerald brings to our Board include extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration (“NTIA”), the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the wireless industry.

Robert E. Garrison II

Principal Occupation: Individual Investor

Age: 73

Director Since: 2005

Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison served as Chairman of the Executive Committee of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, from May 2009 until February 2012. Mr. Garrison served as President and Chief Executive Officer (“CEO”) of SMHG from January 1999 until May 2002 and as President until May 2009. Mr. Garrison is a director of Prosperity Bank; Somerset House Publishing; Gulf & Western Company, Inc.; NuPhysicia LLC; and JTS Capital Corp. He also serves on the board of directors of the Memorial Hermann Hospital System. Mr. Garrison has had prior service as a director of FirstCity Financial Corporation and SMHG, each a publicly traded company. Mr. Garrison has over 40 years’ experience in the securities industry and is a Chartered Financial Analyst.

Skills Mr. Garrison brings to our Board include extensive financial and investment expertise and experience, executive experience (including as a CEO of a public company), business analysis acumen, advanced financial literacy, an understanding of our business and the wireless tower industry, entrepreneurial experience, and public company corporate governance knowledge.

Dale N. Hatfield

Principal Occupation: Independent Telecommunications Consultant

Age: 77

Director Since: 2001

Mr. Hatfield was appointed to the Board as a director in July 2001. Mr. Hatfield is an independent telecommunications consultant. Mr. Hatfield was appointed as the founding Executive Director of the Broadband Internet Technical Advisory Group in late 2010 and retired from that position in the fall of 2012. Mr. Hatfield is also a Senior Fellow of the Silicon Flatirons Center for Law, Technology and Entrepreneurship and Adjunct Professor in the Interdisciplinary Telecommunications Program, both at the University of Colorado at Boulder. Prior to joining the University of Colorado in early 2001, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the FCC, and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Following his retirement from government service and while employed on a part-time basis at the University of Colorado, Mr. Hatfield has engaged in independent consulting activities for a range of companies in the telecommunications field. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant

Secretary of Commerce for Communications and Information and Deputy Administrator of the NTIA. Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Skills Mr. Hatfield brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, experience with and a vast knowledge of government policy and regulatory trends (particularly with respect to the FCC and NTIA), a broad understanding of and insight into government affairs and activities, strategic direction, and an academic perspective.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 70

Director Since: 2001

Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990.

Skills Mr. Hogan brings to our Board include extensive executive experience (including as a CEO), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

John P. Kelly

Principal Occupation: Advisory Director–Berkshire Partners LLC

Age: 57

Director Since: 2000

Mr. Kelly was elected as a director in May 2000. Mr. Kelly began serving Berkshire Partners LLC as an Advisory Director in January 2010. Previously, he served as our Executive Vice Chairman (“EVC”) from July 2008 until December 31, 2009. Prior to his appointment as our EVC, he served as our President and CEO from August 2001 and as our President and COO prior to that time. Mr. Kelly originally joined us as an officer in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. In addition, Mr. Kelly serves as a director of privately-held NEW Asurion Corporation, Telx Holdings, Inc. and Torrec GP Ltd. and as a manager on the board of managers of privately-held LTS Group Holdings LLC.

Skills Mr. Kelly brings to our Board include varied executive experience (including as our COO, President, CEO and EVC), extensive knowledge and understanding of our Company and the wireless tower industry, a deep understanding of the needs and desires of our customers, insight with respect to telecommunications technologies and trends, financial and transactional acumen, and strategic direction.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 71

Director Since: 1995

Mr. McKenzie was elected to the Board as a director in 1995. Since 1995, Mr. McKenzie has helped establish and develop telecommunications and technology companies as an independent investor and director, including Vector ESP, Inc., an information technology services company implementing server-based computing applications; CO Space Inc., a computer server co-location facilities company; Velocom, Inc., a provider of wireless telephone and Internet services in Brazil; and Cordillera Communications Corporation, a mobile communications provider in the U.S., Peru, Ecuador and Chile. He currently serves on the board of directors of privately-held Mobile Pulse, Inc., a company that measures mobile network performance. From 1990 to 1994, Mr. McKenzie was a founder, director and President/COO of OneComm, Inc., a mobile communications provider, which was sold to Nextel Communications (now part of Sprint Corporation) (“Nextel”) in 1994. From 1980 to 1990, he held general management positions with Northern Telecom, Inc. and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses in the Western United States.

Skills Mr. McKenzie brings to our Board include relevant executive experience (including as President/COO of a mobile communications provider), extensive telecommunications technology knowledge, an understanding of our carrier customers and their needs, entrepreneurial and venture development experience, an understanding of our business and the wireless tower industry, and public company corporate governance.

Directors Continuing in Office

Class III Directors—Term Expiring in 2016

Edward C. Hutcheson, Jr.

Principal Occupation: Private Equity Investments/Consulting

Age: 69

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our CEO or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Equity, LLC. From March 1997 until February 2000, he served in several capacities, including COO, with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson is also a member of the Board of Trustees of Northwestern University.

Skills Mr. Hutcheson brings to our Board include relevant executive experience (including as a CEO), financial and transactional acumen, investment expertise, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Equity, LLC (private equity firm)

Age: 69

Director Since: 1999 (with prior service as a director from 1995 to 1998)

Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is the founder of the private equity firm Platte River Equity, LLC and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held chemical manufacturer, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also lead director of Halliburton Company, Apartment Investment Management Company and Intrepid Potash, Inc., each a publicly held company.

Skills Mr. Martin brings to our Board include extensive executive experience (including as a CEO of public companies), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

W. Benjamin Moreland

Principal Occupation: President and CEO of Crown Castle International Corp.

Age: 51

Director Since: 2006

Mr. Moreland was appointed to the Board as a director in August 2006. Mr. Moreland was appointed our President and CEO effective July 2008. Prior to his appointment as President and CEO, Mr. Moreland served as our Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) from February 2004 to June 2008 and was appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our Senior Vice President (“SVP”) and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer, and PCIA—the Wireless Infrastructure Association, and also serves as a member of the executive board of NAREIT—National Association of Real Estate Investment Trusts.

Skills Mr. Moreland brings to our Board include varied executive experience (including as our CFO, President and CEO), extensive knowledge and understanding of our business and the wireless tower industry, financial and transactional acumen, and strategic insight.

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Leadership Structure

Since our initial public offering in 1998, the roles of Chairman of our Board and CEO have been served by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Chairman and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or CEO based on the relevant facts and circumstances applicable at such time.

Meetings

During 2014, the Board held five meetings (four regularly scheduled and one special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he or she was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he or she served during the period which he or she was a director.

Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 11 of the directors serving on the Board at the time of our 2014 annual meeting of stockholders (“2014 Annual Meeting”) attended the 2014 Annual Meeting.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Board Oversight of Risk

Management is responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s four standing Committees, each of which examines various components of risk in connection with its responsibilities. Our Vice President—Internal Audit position reports to the Audit Committee, and has provided periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department’s activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight is consistent with the Board’s current leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.

Board Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, NCG Committee and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each standing Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. Garrison (Chair), Mr. Bartolo, Mr. Hogan and Mr. McKenzie—all independent directors, as defined under New York Stock Exchange (“NYSE”) listing standards and SEC rules.

Number of Meetings in 2014:  9

Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors; and

•	our systems of internal controls;

•	select and appoint the Auditors; and

•	review and approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II, an independent director, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chair), Mr. Bartolo, Mr. Fitzgerald and Mr. Garrison—all independent directors, as defined under NYSE listing standards and SEC rules.

Number of Meetings in 2014:  5

Functions and Authority:  The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review, determine and recommend to the Board (or the independent directors, as applicable) the compensation of the CEO and certain other senior officers;

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices; and

•	retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties.

Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from Pay Governance, an independent compensation consultant (“Compensation Consultant”) engaged directly by the Compensation Committee (while the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation is provided below at “VII. Executive Compensation—Compensation Discussion and Analysis.”

•	Nominating & Corporate Governance Committee

Members:  Ms. Christy (Chair), Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2014:  4

Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis. In the fourth quarter of each of 2013 and 2014, the NCG Committee, with the assistance of the Compensation Consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the Compensation Consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion and Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis reviews, (1) in the fourth quarter of 2013, the NCG Committee determined and the Board ratified increasing the annual retainer paid to the Chair of the Compensation Committee by $5,000 to $15,000, with all other elements of the non-employee director compensation program remaining unchanged and (2) in the fourth quarter of 2014, the NCG Committee determined and the Board ratified that no changes be made to the compensation program for non-employee directors at such time. The components of the Board compensation arrangement for non-employee directors for 2014 are described below at “—Board Compensation” in this “IV. Information About the Board of Directors.”

Common Stock Ownership and Retention Guidelines.  The Board has adopted stock ownership and retention guidelines generally providing that each of our non-employee directors should seek to establish and maintain by the later of (1) March 25, 2018 or (2) the fifth anniversary of the date such director is appointed to the Board,1 beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy a stock ownership level of three times the Annual Equity Grant (defined below) for non-employee directors (currently $125,000). Common Stock retention guidelines for non-employee directors are substantially similar to those applicable to our executives as described in “VII. Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership and Retention Guidelines” below.

Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee takes into account the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NCG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee has considered the discussion of some commentators suggesting that lengthy Board tenure may not be desirable. The NCG Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years as circumstances warrant, while retaining the institutional memory of longer-tenured directors. The NCG Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board’s oversight capabilities and its collective business acumen.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a

[1]	In addition, a non-employee director generally has until the fifth anniversary after the date of an increase in the Annual Equity Grant to meet the incremental increase to the stock ownership level as a result of such Annual Equity Grant increase.

stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Hatfield (Chair), Ms. Christy, Mr. Fitzgerald, Mr. Hogan, Mr. Hutcheson, Mr. Kelly and Mr. McKenzie—all independent directors, except Mr. Kelly.

Number of Meetings in 2014:  4

Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence

The Board has affirmatively determined, that each member of the Board, except Mr. Kelly (our former President and CEO and EVC) and Mr. Moreland (our current President and CEO), has no material relationship with us and is an independent director, as defined under NYSE listing standards.

To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix A hereto. The Board determined the independence of the aforementioned independent directors taking into account such standards and the transaction described in “IV. Information About the Board of Directors—Certain Relationships and Related Transactions—Bayou Commercial, LLC Transaction” of our Proxy Statement relating to the 2014 Annual Meeting (as filed with the SEC on April 7, 2014), which disclosure relating to the Bayou Commercial, LLC Transaction is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2014 or as of the date of this Proxy Statement is or has been one of our officers or employees. In addition, during 2014, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.

Certain Relationships and Related Transactions

Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	whether such transaction might affect the independent status of a director under NYSE independence standards;

•	the importance of the transaction to the related person and to us; and

•	whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our Company.

Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

Board Compensation

General. The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2014, the Board compensation arrangement was comprised of the following types and levels of compensation:

•

Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to our 2013 Long-Term Incentive Plan (“2013 Plan”), of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant. There were no Initial Equity Grants in 2014.[2]

•

Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock. For 2014, the valuation of the Common Stock grant was equal to approximately $125,000 ($200,000 in the case of the Chairman of the Board), priced at the per share closing price of the Common Stock as of the date of such Board meeting (“Annual Equity Grant”).

Pursuant to the foregoing, on February 20, 2014, each non-employee director of the Board, other than J. Landis Martin, was granted, pursuant to the 2013 Plan, 1,638 shares of Common Stock (priced at $76.29 per share, the closing price of the Common Stock on February 20, 2014).2 Mr. Martin received a grant of 2,621 shares of Common Stock for service as non-employee Chairman of the Board (priced at $76.29 per share).

•

Retainers.  Each non-employee director received an annual retainer of $75,000 for 2014 paid quarterly (“Board Retainer”). In addition, for 2014 (1) the chair of the Audit Committee received an additional $20,000 paid quarterly, the chair of the Compensation Committee received an additional $15,000 paid quarterly, and the chairs of the NCG Committee and Strategy Committee each received an additional $10,000 paid quarterly (collectively, “Committee Chair Retainer”) and

[2]	In February 2014, Mr. Bartolo received an Annual Equity Grant in lieu of an Initial Equity Grant as his appointment to the Board coincided with the date that Annual Equity Grants were granted to the other non-employee directors.

(2) each member of the Audit Committee, other than the chair of the Audit Committee, received an additional $5,000 paid quarterly (“Audit Committee Member Retainer”).

Non-employee directors are also reimbursed for reasonable incidental expenses.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

Director Compensation Table for 2014

The following table sets forth the compensation earned by our non-employee directors in 2014:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Total Cash ($)(d)	Stock Awards ($)(e)	All Other Compensation ($)(f)	Total Director Compensation ($)(g)
P. Rob Bartolo	75,000	—	3,750	78,750	124,963	13,712	217,425
Cindy Christy	75,000	10,000	—	85,000	124,963	—	209,963
Ari Q. Fitzgerald	75,000	—	—	75,000	124,963	—	199,963
Robert E. Garrison II	75,000	20,000	—	95,000	124,963	14,030	233,993
Dale N. Hatfield	75,000	10,000	—	85,000	124,963	—	209,963
Lee W. Hogan	75,000	15,000	5,000	95,000	124,963	—	219,963
Edward C. Hutcheson, Jr.	75,000	—	—	75,000	124,963	13,547	213,510
John P. Kelly	75,000	—	—	75,000	124,963	14,030	213,993
J. Landis Martin	75,000	—	—	75,000	199,956	—	274,956
Robert F. McKenzie	75,000	—	5,000	80,000	124,963	14,030	218,993

(a)	Represents the Board Retainer earned by the non-employee directors in 2014.

(b)	Represents the Committee Chair Retainer earned by each Committee chair in 2014.

(c)	Represents the Audit Committee Member Retainer earned by members of the Audit Committee, other than the chair of the Audit Committee, in 2014.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Audit Committee Member Retainer earned by the non-employee directors in 2014.

(e)	Represents shares of unrestricted Common Stock granted to the non-employee directors in 2014. The amounts shown are approximately equal to the number of shares granted as the 2014 Annual Equity Grant (2,621 shares for Mr. Martin and 1,638 shares for each other non-employee director) multiplied by $76.29, which is the closing price per share of Common Stock on February 20, 2014, the date such grants were approved by the Board.

(f)	Represents the portion of the medical and dental premiums paid by us for the non-employee directors in 2014. The director also pays a portion of the medical and dental premiums.

(g)	Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2014.

V.    EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Moreland is set forth above under “III. Board of Directors.”

Name	Age	Position
W. Benjamin Moreland	51	President and Chief Executive Officer
Jay A. Brown	42	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	53	Senior Vice President and Chief Operating Officer
E. Blake Hawk	65	Executive Vice President and General Counsel
Patrick Slowey	58	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	42	Senior Vice President—Corporate Development and Strategy

Jay A. Brown was appointed our SVP, CFO and Treasurer effective July 2008. Mr. Brown was appointed our Treasurer in May 2004 and served as Vice President of Finance from August 2001 until his appointment as our CFO. Prior to that time and since joining us in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

James D. Young was appointed our SVP and COO in February 2009. Mr. Young served as our President—Tower Operations from October 2005 until February 2009. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

E. Blake Hawk has been our EVP and General Counsel since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. In 1976, Mr. Hawk became licensed in Texas as an attorney and a certified public accountant.

Patrick Slowey was appointed our SVP and Chief Commercial Officer (“CCO”) in February 2012, having previously served as our SVP—Sales & Customer Relations since January 2005. Prior to 2005, Mr. Slowey served as our Vice President—National Sales. Mr. Slowey joined us in 2000 as Vice President—Business Development. Prior to joining us, Mr. Slowey served in various positions in sales and operations at Nextel and AT&T Wireless.

Philip M. Kelley was appointed our SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), our 77.6% owned subsidiary that operates our Australia tower portfolio. Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.

VI.    SECURITY OWNERSHIP

Management Ownership

The table below shows the beneficial ownership as of March 30, 2015 of our Common Stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all current directors and executive officers as a group. This table also gives effect to any shares of Common Stock that may be acquired pursuant to options, warrants, rights or other convertible securities, including restricted stock units (“RSUs”), within 60 days after March 30, 2015.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
P. Robert Bartolo	10,065		*	%
Jay A. Brown	182,370	(d)	*
Cindy Christy	19,560		*
Ari Q. Fitzgerald	25,385	(e)	*
Robert E. Garrison II	27,427	(f)	*
Dale N. Hatfield	24,693	(g)	*
E. Blake Hawk	325,438	(h)	*
Lee W. Hogan	44,585		*
Edward C. Hutcheson, Jr.	54,223		*
John P. Kelly	705,799	(i)	*
J. Landis Martin	67,845		*
Robert F. McKenzie	28,240		*
W. Benjamin Moreland	641,722	(j)	*
Patrick Slowey	76,773	(k)	*
James D. Young	179,789	(l)	*
Current directors and executive officers as a group (16 persons total)	2,563,746	(m)	*

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in this Proxy Statement, the following defined terms have the meanings set forth below:

•

Each of “2014 Time Vested RSUs”, “2014 Performance RSUs”, “Time Vested RSUs”, “Performance RSUs” and “Annual RSUs” has the meaning as described in “VII. Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs.”

•	Each of “Time Vested RSAs”, “Performance RSAs” and “Annual RSAs” has the meaning as described in “VII. Executive Compensation–Compensation Discussion and Analysis–2014 Executive Summary.”

•

“2011 Time Vested RSAs”, “2012 Time Vested RSAs” and “2013 Time Vested RSAs” refer to certain Time Vested RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2011, 2012 and 2013, respectively.

•

“2011 Performance RSAs”, “2012 Performance RSAs” and “2013 Performance RSAs” refer to certain Performance RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2011, 2012 and 2013, respectively.

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 30, 2015.

(d)	Includes (1) 2013 Time Vested RSAs for 3,365 shares, (2) 2013 Performance RSAs for 43,938 shares, (3) 8,138 shares of Common Stock held in a 401(k) account, (4) 87,778 shares of Common Stock held in a brokerage account (together with other securities) pledged as collateral for a line of credit, and (5) 2,000 shares of Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.

(e)	Represents 25,385 shares of Common Stock held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.

(f)	Includes 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power. Mr. Garrison’s shares are held in a margin account (together with other securities) with no extension of credit outstanding as of March 30, 2015.

(g)	Includes 19,693 shares held in the Dale N. Hatfield Trust, a revocable trust of which Mr. Hatfield is the sole trustee and the sole beneficiary; Mr. Hatfield has sole voting and investment power with respect to such shares held by the Dale N. Hatfield Trust.

(h)	Includes (1) 2013 Time Vested RSAs for 2,262 shares, (2) 2013 Performance RSAs for 29,535 shares and (3) 506 shares of Common Stock held in a 401(k) account.

(i)	Includes 405 shares of Common Stock held in a 401(k) account.

(j)	Includes (1) 2013 Time Vested RSAs for 8,386 shares, (2) 2013 Performance RSAs for 109,510 shares, and (3) 135 shares of Common Stock held in a 401(k) account.

(k)	Includes (1) 2013 Time Vested RSAs for 1,659 shares, (2) 2013 Performance RSAs for 21,666 shares, (3) 137 shares of Common Stock held in a 401(k) account and (4) 328 shares held by Mr. Slowey’s daughter. Mr. Slowey disclaims beneficial ownership of the shares held by his daughter.

(l)	Includes (1) 2013 Time Vested RSAs for 3,348 shares, (2) 2013 Performance RSAs for 43,715 shares and (3) 137 shares of Common Stock held in a 401(k) account.

(m)	Includes (1) 2013 Time Vested RSAs for 20,303 shares, (2) 2013 Performance RSAs for 265,118 shares and (3) 9,843 shares of Common Stock held in 401(k) accounts.

Other Security Ownership

The following is a tabulation as of March 30, 2015 of our stockholders who own beneficially in excess of 5% of our Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(a)
Capital Research Global Investors(b)	32,493,459	9.74%
333 South Hope Street Los Angeles, CA 90071

T. Rowe Price Associates, Inc.(c)	23,275,592	6.97%
100 E. Pratt Street Baltimore, MD 21202

The Vanguard Group(d)	17,686,033	5.30%
100 Vanguard Blvd. Malvern, PA 19355

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 30, 2015.

(b)	Based on an amendment to Schedule 13G filed with the SEC on February 13, 2015, Capital Research Global Investors (“CapRe”) has sole voting power and sole dispositive power over all 32,493,459 of such shares of Common Stock. The Schedule 13G notes that CapRe is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company (“CRMC”) acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CapRe has advised us that CRMC manages equity assets for various investment companies through three divisions, CapRe, Capital International Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(c)	Based on an amendment to Schedule 13G filed with the SEC on January 12, 2015, T. Rowe Price Associates, Inc. has sole voting power over 5,249,894 of such shares and sole dispositive power over all 23,275,592 of such shares of Common Stock.

(d)	Based on a Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group reports sole voting power with respect to 605,704 of such shares, sole dispositive power with respect to 17,134,147 of such shares and shared dispositive power with respect to 551,886 of such shares of Common Stock. The Schedule 13G notes that (1) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 453,886 shares as a result of its serving as investment manager of collective trust accounts and (2) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 249,818 shares as a result of its serving as investment manager of Australian investment offerings.

VII.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Throughout this Proxy Statement, the individuals who served as our CEO and CFO during 2014, as well as the other named executive officers included in the table below at “—Summary Compensation Table” in this “VII. Executive Compensation” are referred to as “NEOs.”

2014 Executive Summary

Rewarding improvements in our operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the framework for our executive compensation program. In order to align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation elements that provide “pay-for-performance,” rewarding our executives for improvements in our results of operations and total stockholder return relative to a peer group of companies (“Relative TSR”).

To emphasize the importance of “pay-for-performance” in our executive compensation philosophy and our culture, our incentive compensation elements are linked directly to specific performance measures.

The short-term incentive element of our executive compensation program rewards our executives, generally pursuant to annual incentive awards (“AIs”), for improvements in one or more financial performance measures and key individual performance objectives specific to each executive. For 2014, as a result of generally exceeding the financial performance measures and individual performance objectives, the AIs awarded pursuant to our 2014 Executive Management Team Annual Incentive Plan resulted in AI compensation above target. Details regarding AI compensation for our executives as short-term incentives are provided at “—Elements of Executive Compensation and Benefits—Short-Term Incentives” in this CD&A.

In recent years prior to 2014, pursuant to the annual long-term incentive element of our executive compensation program, our executives have been granted restricted stock awards (“RSAs”), 35% of which have terms pursuant to which the transfer and forfeiture restrictions terminate (i.e., “vest”) based on the passage of time over a three-year period (“Time Vested RSAs”) and the remaining 65% percent of which may performance vest (“Performance RSAs”) based upon the attainment of Common Stock price appreciation hurdles over a three-year period (collectively, “Annual RSAs”). For the 2014 annual long-term incentive grant, we transitioned (1) from granting RSAs to granting RSUs, using the same mix of 35% time vest and 65% performance vest, and (2) from using the attainment of Common Stock price appreciation hurdles as the performance vesting component of annual long-term incentive compensation to using Relative TSR (together with a time vesting criteria). Details regarding RSUs awarded to our executives as long-term incentives are provided at “—Elements of Executive Compensation and Benefits—Long-Term Incentives” in this CD&A.

We have adopted stock ownership and retention guidelines which provide for our executives to establish and maintain ownership of a certain amount of shares of our Common Stock. See “—Other Matters—Stock Ownership and Retention Guidelines” in this CD&A for additional details regarding the stock ownership and retention guidelines.

We have also adopted a recoupment policy which applies to the NEOs in the event of a financial restatement or a determination by the Board that misconduct by an NEO caused financial harm or reputational harm to Crown Castle International Corp. See “—Other Matters—Recoupment Policy” in this CD&A for additional details regarding the recoupment policy.

Other notable highlights of our executive compensation program include:

•	The Compensation Committee (for purposes of this CD&A, “Committee”) consists of independent directors and regularly meets in executive session without management present.

•	The Committee has engaged an independent Compensation Consultant and annually assesses the Compensation Consultant’s performance.

•	The Committee reviews each executive’s annual and historical compensation prior to making compensation decisions.

•	We mitigate potential risk associated with compensation through the use of caps on potential incentive payments, stock ownership guidelines, and multiple performance metrics.

•	We offer no employment agreements with executives.

•

We offer severance agreements with executives which, in the case of a change in control, require both a qualified change in control and termination of the executive for severance and other benefits to be paid.

•

In 2014, the Committee approved a policy not to enter into any agreement providing for an Excise Tax Payment (defined below), and Excise Tax Payment provisions were removed from current severance agreements.

•	We offer no perquisites or health and welfare benefits to executives other than those that are offered to all of our employees.

•	We target total direct compensation levels for executives at approximately the 50th percentile of market.

•	Our insider trading policy includes anti-hedging provisions.

At the 2014 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with 94.96% voting in favor of the proposal (based upon the voting power represented by shares of Common Stock present at the 2014 Annual Meeting and entitled to vote on such matter). The Committee has interpreted this vote to mean that our stockholders are supportive of our executive compensation philosophy and program and thus did not approve any significant changes to the 2015 executive compensation program in response to this vote.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:
•	base salary
•	short-term incentives
•	long-term incentives
•	Health and welfare benefits:
•	401(k) plan
•	medical, dental and vision benefits
•	life insurance benefits
•	vacation

•	Learning and development:
•	training
•	succession planning
•	performance management
•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it is our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and Relative TSR, in order to align our executives’ interests with those of our stockholders.

The Committee is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based and other compensatory plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers (matters involving CEO compensation are subject to approval of the independent directors of the Board). Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board (or the independent directors, as applicable) has approved or taken any action required with respect to such matter.

In performing its duties, the Committee obtains input, as it deems necessary, from the Compensation Consultant, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.

Executive Compensation Program Objectives

General

The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Market Analysis

The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging in a competitive market analysis with respect to each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•

Peer Group Data.  Each year the Committee considers public companies in the wireless infrastructure, telecommunications, and REIT industries to comprise a peer group (“Peer Group”) with respect to which compensation data is obtained and reviewed by the Committee. The Peer Group companies used in the Competitive Market Analysis for gauging the elements of executives’ 2014 compensation were:[3]

• American Tower Corporation	• NetApp, Inc.
• Boston Properties, Inc.	• Polycom, Inc.
• Ciena Corporation	• Prologis, Inc.
• Digital Realty Trust, Inc.	• SBA Communications Corporation
• Equinix, Inc.	• SL Green Realty Corp.
• Frontier Communications Corporation	• tw telecom, llc
• HCP, Inc.	• Ventas, Inc.
• Juniper Networks, Inc.	• Vornado Realty Trust
• Lamar Advertising Company	• Windstream Holdings, Inc.[4]

•

General Industry Market Data.  A sample of general industry market data (sized appropriately using regression equations) from a third-party proprietary compensation survey from Towers Watson, as analyzed by the Compensation Consultant, is reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications and REIT industries (e.g., a financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from the Peer Group and other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.

[3]	See also “–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs–2014 Annual RSUs” in this CD&A regarding the TSR Peer Group (defined below) relating to the 2014 Performance RSUs (defined below).
[4]	With respect to 2015, the Committee approved the following changes for the Peer Group to be utilized in the Competitive Market Analysis for gauging the elements of executives’ 2015 compensation: (1) the removal of Ciena Corporation, tw telecom, llc, Digital Realty Trust Inc., Polycom, Inc. and SL Green Realty Corp. and (2) the addition of Simon Property Group, Inc., General Growth Properties, Inc., Health Care REIT, Inc., F5 Networks, Inc. and United States Cellular Corporation (“2015 Peer Group”). See also footnote 19 in this CD&A.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, the applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

Total Compensation Review

Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation;
•	severance benefits; and
•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders. The following table shows the approximate allocation of actual base salary, AIs and RSUs for 2014 (as shown in “—Summary Compensation Table” in this “VII. Executive Compensation”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Fixed (Base Salary)	Short-Term Variable (AIs)	Long-Term Variable (RSUs)
W. Benjamin Moreland	President & CEO	11%	23%	66%
Jay A. Brown	SVP, CFO & Treasurer	15%	20%	65%
James D. Young	SVP & COO	15%	20%	65%
E. Blake Hawk	EVP & General Counsel	18%	20%	62%
Patrick Slowey	SVP & CCO	21%	26%	53%

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSUs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

As noted above, in lieu of targeting each compensation element at a specified percentile of market, the Committee seeks to target total direct compensation for our executives at approximately the 50th percentile of market (“50th Percentile Target Total Direct Compensation Philosophy”), while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile of market should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to align each position’s base salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;
•	the annual cost of labor adjustment as provided in various proprietary surveys; and
•	the executive’s existing base salary as compared to the Competitive Market Analysis.

The Committee reviews proposals made by the CEO with regard to base salary adjustments for executives other than himself, and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and determines and approves an appropriate base salary. For 2014, Messrs. Moreland, Brown, Young, Hawk and Slowey each received an annual increase to base salary of 12.4%, 3.0%, 3.0%, 3.0% and 9.5%, respectively.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are generally directly linked to specific short-term financial, operational and individual performance objectives.

Our short-term incentives are generally “at risk,” meaning they are earned based upon meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:

•	be performance-based;
•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;
•	be competitive with the market;
•	motivate executives by providing the appropriate rewards for individual and corporate performance based on our goals and objectives;

•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;
•	link the financial measures with stockholder expectations; and
•	link the financial and non-financial measures with the individual performance of the executives.

AI Awards

To achieve the foregoing objectives, our short-term incentives for executives are generally comprised of performance-based AIs paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent reasonable growth over both prior year goals and prior year actual results. The performance period covered by the AI Plan is from January 1 to December 31 (“AI Plan Year End”) of the applicable calendar year.

AI Plan Award Opportunity. Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of such executive’s target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of such executive’s target opportunity. To mitigate excessive risk, AI awards are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These percentages were selected by the Committee at the time the plan was designed after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The following table lists the 2014 AI award opportunities and actual awards as a percentage of base salary for each of the NEOs.

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
W. Benjamin Moreland	President & CEO	0.0%	67.5%	135.0%	236.25%	202.38%
Jay A. Brown	SVP, CFO & Treasurer	0.0%	45.0%	90.0%	157.50%	134.92%
James D. Young	SVP, COO	0.0%	45.0%	90.0%	157.50%	134.92%
E. Blake Hawk	EVP & General Counsel	0.0%	42.5%	85.0%	127.50%	116.28%
Patrick Slowey	SVP & CCO	0.0%	37.5%	75.0%	131.25%	121.01%

AI Performance Goals. For 2014, as in other recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2014 corporate/business unit performance goals for our executive officers included the following:

•	Corporate Adjusted EBITDA[5]
•	Corporate Adjusted Funds From Operations[6] (“AFFO”) per Share
•	Business Unit Net New Sales

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weightings may be used within this category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. For 2014, as in other recent years, the type and level of corporate/business unit performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.

The following table lists the 2014 corporate/business unit performance goals used in connection with determining the NEOs’ 2014 AI awards (with respect to the position held by the NEO as of December 31, 2014).

Corporate/Business Unit Performance Goals					Actual Multiple of Target
	Annual Incentive Financial Performance Zone				Operating Executive	Functional Executive
	Threshold	Target	Maximum	Actual
Corporate Adjusted EBITDA	$1,966,675,000	$2,027,500,000	$2,230,250,000	$2,138,039,007	1.41	1.27
Corporate AFFO per Share	$4.148	$4.413	$5.295	$4.953	1.46	1.31
Business Unit Net New Sales	$10,005,760	$11,117,511	$12,229,262	$14,752,473	1.75	—

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals approved by the Committee for the CEO and by the CEO for other executive officers, pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations
•	Meets Plus Expectations

[5]	We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

[6]

We define Adjusted Funds From Operations as Funds From Operations (defined below) before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures. We define Funds From Operations as net income plus real estate depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends.

•	Meets Expectations
•	Meets Most Expectations
•	Does Not Meet Expectations

The performance goals weightings for each NEO for 2014 (with respect to the position held by the NEO as of December 31 of such year) were as follows:

		2014 Performance Goal Weightings
Name	Title	Corporate Adjusted EBITDA	Corporate AFFO per Share	Business Unit Net New Sales	Individual	Total
W. Benjamin Moreland	President & CEO	40%	35%	—	25%[7]	100%
Jay Brown	SVP, CFO & Treasurer	40%	35%	—	25%[8]	100%
James D. Young	SVP & COO	40%	35%	—	25%[9]	100%
E. Blake Hawk	EVP & General Counsel	30%	20%	—	50%[10]	100%
Patrick Slowey	SVP & CCO	20%	20%	40%	20%[11]	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

Following AI Plan Year End, an individual performance rating is (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations: A corporate and business unit operating executive may earn an individual performance payout multiple of 131% to 175%, and a functional executive may earn a payout multiple of 131% to 150%.

•	Meets Plus Expectations: An executive may earn an individual performance payout multiple of 111% to 130%.

[7]	For Mr. Moreland, the 2014 individual performance goals include (1) ensure balance sheet flexibility is maintained, while optimizing financial outcome for stockholders; (2) maintain succession plans; (3) assess strategic opportunities and communicate and make recommendations to the Board as appropriate; (4) ensure AT&T acquisition is properly integrated and staffed; and (5) maintain corporate branding. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Moreland’s 2014 individual performance goals.

[8]	For Mr. Brown, the 2014 individual performance goals include (1) ensure timely and accurate compliance with respect to SEC financial reporting and debt reporting requirements; (2) ensure appropriate long-term flexibility of the balance sheet is maintained while optimizing financial outcomes for stockholders; (3) provide internal financial acumen training and development and quarterly reviews of financial results; (4) maintain succession plans; (5) ensure effective management of investor relations; and (6) seek to maximize outcomes regarding discretionary capital allocations. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Brown’s 2014 individual performance goals.

[9]	For Mr. Young, the 2014 individual performance goals include (1) meet or exceed 2014 business plan budget; (2) properly manage integration of towers acquired from AT&T; (3) lead effective cross-functional operational relationships to continue to drive consistency and efficiencies; and (4) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Young’s 2014 individual performance goals.

[10]	For Mr. Hawk, the 2014 individual performance goals include (1) continue to ensure timely and accurate compliance with respect to taxes, corporate maintenance and governance, litigation, securitization, employment and regulatory reporting requirements; (2) continue mitigating tax, legal and regulatory exposure through enhanced planning; (3) provide timely and accurate tax, legal and regulatory support to internal customers; (4) maintain legal team structure with respect to AT&T acquisition integration, DAS and other services; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Hawk’s 2014 individual performance goals.

[11]	For Mr. Slowey, the 2014 individual performance goals include (1) identify and maximize tower leasing opportunities; (2) enhance internal relationships to identify and execute installation services, new tower builds, new DAS builds and rooftop opportunities; (3) develop and maintain strong customer relationships; (4) continue to refine and improve proprietary leasing demand forecasting model; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Slowey’s 2014 individual performance goals.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.
•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.
•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to such executive’s AI calculation.

There are also two additional performance requirements for an AI Plan award:

•	A minimum financial performance level of 95% of budgeted Corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

For 2014, the NEOs received an AI award based on the following total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
W. Benjamin Moreland	President & CEO	143%	170%	150%
Jay A. Brown	SVP, CFO & Treasurer	143%	170%	150%
James D. Young	SVP & COO	143%	170%	150%
E. Blake Hawk	EVP & General Counsel	145%	145%	137%
Patrick Slowey	SVP & CCO	159%	170%	161%

Additional details regarding the AI Plan awards for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2014” in this “VII. Executive Compensation.”

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation with Relative TSR;
•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and
•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. With respect to the long-term incentives for recent prior years, including 2014, the Committee, with the assistance of our Compensation Consultant, assessed the economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to meet our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;
•	promote a long-term perspective among executives to complement the short-term perspective promoted by the AI awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;
•	support total stockholder return;
•	be efficient from a tax and stockholder dilution perspective;
•	serve as a retention device;
•	be cash efficient by emphasizing the use of Common Stock;
•	provide stability to our overall compensation program.

In 2014, the Committee implemented certain adjustments to the long-term incentive component of our executive compensation, while maintaining the overall executive compensation philosophy and program consistent with recent prior years. Such adjustments generally include (1) transitioning our long-term incentives from RSAs12 to RSUs13 and (2) transitioning the performance equity-based component of annual long-term incentive compensation from (a) Performance RSAs which may performance vest pursuant to a time and Performance Criteria (defined below) based upon the highest average closing price per share of Common Stock for 20 consecutive trading days during the last 180 days of the performance period (“Highest Average Price”) to (b) performance RSUs which may performance vest pursuant to a time and Performance Criteria based upon our Relative TSR, as further described below. Although our 2013 Plan (approved by our stockholders on May 23, 2013) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent vesting and time vesting RSUs best meets the objectives outlined above. The Committee utilizes RSUs in various forms to meet these objectives.

RSUs

General. There are three general categories of RSUs14 which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:

•

Annual RSUs (“Annual RSUs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSUs granted to executives have been comprised of a combination of (1) RSUs that vest upon the satisfaction of certain Common Stock performance criteria for a certain period of time (“Performance Criteria”) along with potentially a time vesting component (“Performance RSUs”) and (2) RSUs vesting solely pursuant to a time-based vesting criteria (“Time Vested RSUs”). Annual RSUs granted to non-executive employees are typically Time Vested RSUs.

•	New hire RSUs (“New Hire RSUs”) are Time Vested RSUs[15] awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSUs (“Promotion RSUs”) are Performance RSUs or Time Vested RSUs[15] awarded to certain executives in recognition of a promotion to a new position or role.

Annual RSUs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSU program summary, which summarizes the parameters of the Annual RSUs, New Hire RSUs and Promotion RSUs for grant to executives in

[12]	Cash dividends on shares of restricted stock underlying RSAs are paid at the same times and in the same amounts as on other shares of our Common Stock.

[13]	Dividend equivalents accrue with respect to RSUs while they remain outstanding and unvested (equal to the cash dividends paid with respect to each share of underlying Common Stock). The dividend equivalents are subject to the same forfeiture restrictions as the RSUs. The dividend equivalents are earned and paid in cash only with respect to those RSUs that actually vest at approximately the time of such vesting.

[14]	As noted above in this CD&A, commencing in 2014 we have transitioned from the use of RSAs to RSUs for long-term incentives. As such references to RSUs in this “—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives–RSUs–General” generally apply equally with respect to RSAs for recent years prior to 2014.

[15]	New Hire RSUs and Promotion RSUs with time vesting typically vest equally over three years.

the current fiscal year pursuant to our 2013 Plan. No New Hire RSUs have been granted to any NEO since 2005, and no Promotion RSUs have been granted to any NEO since 2008.

In addition to the foregoing, other RSUs (“Other RSUs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. No Other RSUs have been granted to the NEOs since 2007.

2014 Annual RSUs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, in the first quarter of 2014, the Committee authorized, as 2014 Annual RSUs, the grant to the NEOs and certain other key employees of a combination of (1) Time Vested RSUs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2015, 2016 and 2017 (“2014 Time Vested RSUs”) and (2) Performance RSUs which may performance vest pursuant to a TSR Rank (defined below) relative to a TSR Peer Group (defined below) over a three year performance period as further described below (“2014 Performance RSUs”). With respect to the 2014 Annual RSUs granted to the NEOs, the grant value mix between 2014 Time Vested RSUs and 2014 Performance RSUs is approximately 35% and 65%16, respectively, of the combined total grant value for each NEO (“Grant Value”). In connection with the 2014 Annual RSUs, the Committee authorized the grant of approximately 431,430 2014 Time Vested RSUs to 779 employees and approximately 508,51217 2014 Performance RSUs to 54 employees, including 56,478 2014 Time Vested RSUs to the NEOs and 198,31217 2014 Performance RSUs to the NEOs.

Each 2014 Performance RSU is issued pursuant to the 2013 Plan and represents a contingent right to receive one share of Common Stock. The terms of the 2014 Performance RSUs generally provide that, subject to the executive remaining an employee or director of ours (including our affiliates) until February 19, 2017, 0% to 100% of such RSUs vest (i.e., forfeiture restrictions terminate) on February 19, 2017 based upon the Company’s total stockholder return (“TSR”) performance ranking (“TSR Rank”) relative to a peer group of companies approved by the Committee (“TSR Peer Group”) for the three year period ending December 31, 2016 (“TSR Period”).18 If the TSR Rank is at the 30th percentile or more up to the 55th percentile, then 33.34% to 66.67% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 1.3336% of the units vest for each 1.0 percentile increase in the TSR Rank above the 30th percentile up to the 55th percentile), with 66.67% of the Performance RSUs vesting at the 55th percentile. If the TSR Rank is at the 55th percentile or more, then 66.67% to 100% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 0.95229% of the units vest for each 1.0 percentile increase in the TSR Rank above the 55th percentile up to the 90th percentile (or above)), with 100% of the units vesting at or above the 90th percentile. However, if the TSR is negative for the TSR Period and the TSR Rank is at or above the 30th percentile, the percentage of units which vest shall be 33.34%. If the TSR Rank is below the 30th percentile, 100% of the Performance RSUs will be forfeited.

[16]	With respect to the 2014 Performance RSUs, the 65% of Grant Value represents the target level of such award for each NEO (“Target Level”).

[17]	The number of 2014 Performance RSUs granted is the maximum number of such RSUs that will vest at or above a 90th percentile TSR Rank being achieved upon completion of the TSR Period.

[18]	The Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR and TSR Rank and to make adjustments it deems appropriate to reflect changes in (1) the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization, or (2) the TSR Peer Group, including as a result of any TSR Peer Group company becoming bankrupt, being acquired, disposing of a material portion of its assets, being delisted from a stock exchange, or splitting its common stock (or other change to such company’s stock or capitalization).

The TSR Peer Group utilized in connection with the 2014 Performance RSUs differs from, but overlaps with, the Peer Group utilized in connection with the Competitive Market Analysis for gauging the executives’ 2014 compensation. The TSR Peer Group includes companies which the Committee believes are comparable investment alternatives to us, as listed below:

• American Tower Corporation	• Prologis, Inc.
• AT&T Inc.	• SBA Communications Corporation
• Boston Properties, Inc.	• SL Green Realty Corp.
• Digital Realty Trust, Inc.	• Sprint Corporation
• Equinix, Inc.	• T-Mobile US, Inc.
• Frontier Communications Corporation	• tw telecom, llc
• HCP, Inc.	• Ventas, Inc.
• Juniper Networks, Inc.	• Verizon Communications Inc.
• Lamar Advertising Company	• Vornado Realty Trust
• NetApp, Inc.	• Windstream Holdings, Inc.[19]

The levels at which the TSR Rank vesting targets are established for a given year’s Performance RSU grant are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources, which includes consideration of market and industry trends.

Additional information regarding the Performance RSUs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2014” in this “VII. Executive Compensation.”

RSU Valuations and Grant Levels. In determining RSU valuations and grant levels with respect to Annual RSUs, as with the other components of executive compensation, the Committee utilizes a 50th Percentile Target Total Direct Compensation Philosophy. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish ranges of RSU multiples of base salary for each executive. An RSU multiple of base salary, generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role, is then (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives. The fair value of the RSUs as developed by the Compensation Consultant are then converted into a number of shares to be granted to each executive. The valuation methodology used to value the 2014 Performance RSUs and 2014 Time Vested RSUs is summarized in notes 2 and 12 to our consolidated financial statements in our 2014 Form 10-K.

In addition to considering the valuation of each RSU grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSUs to be granted. Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSUs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSUs as compared to independent surveys from third party sources, which may include Towers Watson and others. The Committee and management use this competitive market

[19]	Similar to the changes approved with respect to the 2015 Peer Group (see footnote 4 above in this CD&A), the Committee approved the following changes for the 2015 TSR Peer Group to be utilized in connection with Performance RSUs granted to executives in February 2015: (1) the removal of Ciena Corporation, tw telecom, llc, Digital Realty Trust Inc., Polycom, Inc. and SL Green Realty Corp. and (2) the addition of Simon Property Group, Inc., General Growth Properties, Inc., Health Care REIT, Inc., F5 Networks, Inc. and United States Cellular Corporation.

data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Our stockholder dilution was approximately 3.7%, and our burn rate was approximately 0.3%, for the year ended December 31, 2014. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies based upon the independent surveys identified above.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

In 2014, the Committee approved a policy not to enter into any agreement providing for an excise tax “gross up” payment relating to an “excess parachute payment” (pursuant to Section 280G of the Internal revenue Code of 1986, as amended (“Code”)) (“Excise Tax Payment”). In connection with the adoption of such policy, the existing Severance Agreements were amended to remove all Excise Tax Payment provisions.

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include Towers Watson and others. Subsequent Severance Agreements may be different as a result of such reviews.

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.”

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us (which is subject to the Committee’s discretion) equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”), (2) a discretionary annual matching contribution from us (which is also subject to the Committee’s discretion) equal to 100% of the next 3% of the executive’s compensation contributed, subject to Internal Revenue Service limitations (“Discretionary Match”) and (3) beginning in 2014, an additional discretionary profit sharing contribution (which is subject to the Committee’s discretion) equal to 4% of the employee’s base salary (“Discretionary Contribution”). The value of our Base Match and Discretionary Match contributions for each NEO for the 2014, 2013 and 2012 401(k) Plan years and the Discretionary Contributions for each NEO for the 2014 401(k) Plan year are provided below in the table at “—Summary Compensation Table” in this “VII. Executive Compensation.”

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2014, 2013 and 2012 is provided below in the tables at “—Summary Compensation Table” and “—All Other Compensation Table” in this “VII. Executive Compensation.”

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2014.

Other Matters

Stock Ownership and Retention Guidelines

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership and retention guidelines designed to support a culture of ownership among the NEOs and certain other senior officers. The Committee believes the maintenance of Common Stock ownership and retention guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure the executives have a meaningful economic stake in the Common Stock, while satisfying the executives’ need for portfolio diversification. Our stock ownership guidelines generally provide that each of the NEOs should seek to establish and maintain beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy the applicable stock ownership level specified below:

Executive	Title	Multiple of Base Salary[20]
W. Benjamin Moreland	President & CEO	6X
Jay A. Brown	SVP, CFO & Treasurer	3X
James D. Young	SVP & COO	3X
E. Blake Hawk	EVP & General Counsel	3X
Patrick Slowey	SVP & CCO	3X

[20]	Represents the dollar value of Common Stock to be held, as determined pursuant to NYSE quotations.

The NEOs generally have until March 25, 2018 to meet the applicable stock ownership level.21 As of the Record Date, each of the NEOs serving at that time held shares of Common Stock having a value in excess of such NEO’s applicable share ownership level specified by the stock ownership guidelines.

Our retention guidelines provide that if an NEO’s Common Stock ownership is below (or subsequently falls below) such NEO’s applicable stock ownership level, such NEO should generally hold and retain all shares of Common Stock received by the NEO resulting from equity awards granted to the NEO by the Company as a component of compensation until the NEO’s applicable stock ownership level is met. The retention guidelines apply with respect to “after-tax shares” (e.g., the sale of shares to cover taxes relating to Company granted equity awards is not subject to the stock ownership guidelines).

Anti-Hedging Policy

Our insider trading policy prohibits, among other things, short sales and trading in options, puts, calls, or other derivative instruments relating to our securities, including for hedging purposes.

Recoupment Policy

Pursuant to our Recoupment Policy, in the event of a restatement of a Company financial statement or a determination by the Board that misconduct by an NEO or certain other employees caused financial harm or reputational harm to the Company, the Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Under the policy, “misconduct” includes any intentional or reckless violation of our guidelines and policies or any grossly negligent act or failure to act causing the above described result. The Committee will review all compensation that has been awarded to a responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.

Should the Board determine that recoupment is appropriate, we may recoup from an NEO or other responsible employee any cash incentives and equity awarded in reliance on the financial statements that were restated, or for the year in which the financial harm or reputational harm occurred, to the extent the Committee determines that the cash incentives and equity awarded were based on such restated financial statements or resulted from such misconduct. The NEO and other responsible employees may also be subject to other disciplinary actions, up to and including termination of employment.

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 12 to our consolidated financial statements in our 2014 Form 10-K.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated

[21]	In addition, an NEO generally has until the fifth anniversary after the date of an increase in base salary to meet the incremental increase to the applicable stock ownership level as a result of such base salary increase.

objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program based on pre-established goals and objectives primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

All compensation attributable to the vesting of Performance RSAs during 2014 satisfied the requirements for deductibility under Section 162(m). For 2014, the portion of combined base salary, AI award, and vesting of Time Vested RSAs in excess of $1 million for Messrs. Moreland, Brown, Young, Hawk and Slowey does not qualify as performance-based compensation under Section 162(m) and is not deductible by us.

Compensation Committee 2014 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.

Lee W. Hogan (Chair)

P. Robert Bartolo

Ari Q. Fitzgerald

Robert E. Garrison II

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2014, 2013 and 2012. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
W. Benjamin Moreland	2014	$934,808	$5,491,295	$1,932,743	$53,896	$8,412,742
President & CEO	2013	825,192	4,887,493	1,643,653	32,771	7,389,109
	2012	716,962	3,782,010	1,171,763	29,850	5,700,585

Jay A. Brown	2014	489,874	2,093,690	664,665	53,975	3,302,204
SVP, CFO & Treasurer	2013	470,938	1,960,965	609,668	32,741	3,074,312
	2012	437,617	1,538,949	532,287	29,783	2,538,636

James D. Young	2014	487,392	2,083,128	661,298	45,954	3,277,772
SVP & COO	2013	468,528	1,951,028	606,579	24,862	3,050,997
	2012	435,277	1,530,737	529,441	29,781	2,525,236

E. Blake Hawk	2014	450,042	1,584,010	526,236	51,550	2,611,838
EVP & General Counsel	2013	434,133	1,318,190	474,800	30,330	2,257,453
	2012	409,726	946,845	433,394	24,837	1,814,802

Patrick Slowey	2014	416,347	1,058,472	512,359	53,897	2,041,075
SVP & CCO	2013	380,882	966,967	449,710	32,644	1,830,203
	2012	354,105	889,498	445,663	29,693	1,718,959

(a)	Represents the dollar value of base salary earned by the NEO during the applicable fiscal year. In the first quarter of 2014, the NEOs received annual increases to their base salaries ranging from 3.0% to 12.4%. In the first quarter of 2013, the NEOs received annual increases to their base salaries ranging from 6.6% to 17.9%. In the first quarter of 2012, the NEOs received annual increases to their base salaries of 3.0%.

(b)	Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A description of the vesting parameters that are generally applicable to the RSUs granted in 2014 is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(c)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AI Plan. These AI awards are paid in cash. Additional details regarding the range of the NEOs’ 2014 AI award opportunities are disclosed above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” and below in the table and related footnotes at “–Grants of Plan-Based Awards in 2014” in this “VII. Executive Compensation.”

(d)	Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions and profit sharing contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto in this “VII. Executive Compensation.”

All Other Compensation Table

The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)
W. Benjamin Moreland	2014	$36,400	$17,496	$53,896
	2013	15,300	17,471	32,771
	2012	15,000	14,850	29,850

Jay A. Brown	2014	36,400	17,575	53,975
	2013	15,300	17,441	32,741
	2012	15,000	14,783	29,783

James D. Young	2014	36,400	9,554	45,954
	2013	15,300	9,562	24,862
	2012	15,000	14,781	29,781

E. Blake Hawk	2014	36,400	15,150	51,550
	2013	15,300	15,030	30,330
	2012	15,000	9,837	24,837

Patrick Slowey	2014	36,400	17,496	53,896
	2013	15,300	17,344	32,644
	2012	15,000	14,693	29,693

(a)	Represents our Base Match, Discretionary Match and Discretionary Contribution made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.

(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance

•	Dental insurance

•	Basic life insurance

•	Short-term disability insurance

•	Long-term disability insurance

(c)	Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table” in this “VII. Executive Compensation.”

Grants of Plan-Based Awards in 2014

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2014:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Benjamin Moreland	—	$644,626	$1,289,251	$2,256,189	—	—	—	—	$—
	2/20/14	—	—	—	—	—	—	25,193	1,921,974
	2/20/14	—	—	—	29,487	58,973	88,459	—	3,569,321

Jay A. Brown	—	221,685	443,370	775,898	—	—	—	—	—
	2/20/14	—	—	—	—	—	—	9,605	732,765
	2/20/14	—	—	—	11,243	22,485	33,728	—	1,360,925

James D. Young	—	220,562	441,124	771,966	—	—	—	—	—
	2/20/14	—	—	—	—	—	—	9,557	729,104
	2/20/14	—	—	—	11,186	22,371	33,557	—	1,354,025

E. Blake Hawk	—	192,345	384,690	577,035	—	—	—	—	—
	2/20/14	—	—	—	—	—	—	7,267	554,399
	2/20/14	—	—	—	8,506	17,011	25,517	—	1,029,611

Patrick Slowey	—	158,770	317,540	555,694	—	—	—	—	—
	2/20/14	—	—	—	—	—	—	4,856	370,464
	2/20/14	—	—	—	5,684	11,367	17,051	—	688,008

(a)	Represents the estimated payouts that the NEOs could earn under the 2014 AI Plan as described in the CD&A above. The AI opportunities for each NEO, calculated as a percentage of the NEO’s base salary, are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Short Term Incentives–AI Plan Award Opportunity.” The actual AI awards paid to each NEO under the AI Plan are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(b)	The grant listed for each NEO represents the 2014 Performance RSUs granted in the first quarter of 2014. Such grants were made pursuant to the 2013 Plan. Details regarding vesting parameters generally applicable to these RSUs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2014 for the 2014 Performance RSUs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(c)	The grant listed for each NEO represents the 2014 Time Vested RSUs granted in the first quarter of 2014. All such grants were made pursuant to the 2013 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2014 for the 2014 Time Vested RSUs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(d)	Represents the grant date fair value of the 2014 Performance RSUs and 2014 Time Vested RSUs granted to the NEOs in 2014 calculated in accordance with GAAP, the aggregate of which is included above in the Stock Awards column of the table at “Summary Compensation Table” in this “VII. Executive Compensation.” Generally, the grant date fair value is the amount we would expense in our financial statements over the RSU’s vesting schedule. For information on the valuation assumptions, see notes 2 and 12 to the consolidated financial statements in our 2014 Form 10-K. A description of the vesting parameters that are generally applicable to the 2014 Performance RSUs and 2014 Time Vested RSUs granted to the NEOs as a component of long-term equity-based compensation is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2014 for each NEO. As of December 31, 2014 and the Record Date, none of the NEOs had any outstanding stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
W. Benjamin Moreland	8,491	$668,242	—	$—
	—	—	92,758	7,300,055
	16,771	1,319,878	—	—
	—	—	109,510	8,618,437
	25,193	1,982,689	—	—
	—	—	88,459	6,961,723

Jay A. Brown	3,455	271,909	—	—
	—	—	37,745	2,970,532
	6,729	529,572	—	—
	—	—	43,938	3,457,921
	9,605	755,914	—	—
	—	—	33,728	2,654,394

James D. Young	3,437	270,492	—	—
	—	—	37,543	2,954,634
	6,695	526,897	—	—
	—	—	43,715	3,440,371
	9,557	752,136	—	—
	—	—	33,557	2,640,936

E. Blake Hawk	2,126	167,316	—	—
	—	—	23,223	1,827,650
	4,524	356,039	—	—
	—	—	29,535	2,324,405
	7,267	571,913	—	—
	—	—	25,517	2,008,188

Patrick Slowey	1,997	157,164	—	—
	—	—	21,816	1,716,919
	3,318	261,127	—	—
	—	—	21,666	1,705,114
	4,856	382,167	—	—
	—	—	17,051	1,341,914

(a)	Represents the outstanding and unvested portion of certain Time Vested RSA and Time Vested RSU grants. The three grants listed for each NEO represent the 2012 Time Vested RSAs, 2013 Time Vested RSAs and 2014 Time Vested RSUs, respectively.

(b)	Represents the market value of the outstanding RSAs and RSUs described in footnote (a) above that have not yet vested, based on the closing Common Stock price as of December 31, 2014 of $78.70 per share.

(c)

Represents outstanding and unvested portion of certain Performance RSAs and Performance RSUs. The three grants listed for each NEO represent the maximum number of shares that may be earned under the 2012 Performance RSAs, 2013 Performance RSAs, and 2014 Performance RSUs, respectively, if the Highest Average Price achieved is $79.10 or above for the 2012 Performance RSAs, if the Highest Average Price achieved is $103.42 or above for the 2013 Performance RSAs, and if the TSR Rank is at or above the 90th percentile for the 2014 Performance RSUs. With regard to the 2012 Performance RSAs, the Highest Average Price achieved exceeded the maximum price of $79.10 per share, and as a result the maximum number of shares under the 2012 Performance RSAs vested on February 19, 2015. Details of the vesting parameters that are generally applicable to the 2014 Performance RSUs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(d)	Represents the market value of the outstanding Performance RSAs and Performance RSUs described in footnote (c) above that have not yet vested, based on the closing Common Stock price as of December 31, 2014 of $78.70 per share.

Option Exercises and Stock Vested in 2014

The following table provides the amount realized during 2014 by each NEO upon the vesting of RSAs. No options were exercised by any of the NEOs in 2014, and as of December 31, 2014 and the Record Date, none of the NEOs had any outstanding stock options.

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Benjamin Moreland	113,134	$8,417,170
Jay A. Brown	43,191	3,213,410
James D. Young	42,961	3,196,298
E. Blake Hawk	27,439	2,041,462
Patrick Slowey	26,295	1,956,348

(a)	For Messrs. Moreland, Brown, Young, Hawk and Slowey, the amounts shown include (1) 100% of the 2011 Performance RSA grant, which vested during 2014 for achieving the maximum per share price performance hurdle of $68.99 for 20 consecutive trading days (86,806 shares, 32,800 shares, 32,624 shares, 20,788 shares, and 20,416 shares, respectively), (2) 33% of the 2011 Time Vested RSA grant, which vested during 2014 (9,452 shares, 3,572 shares, 3,553 shares, 2,264 shares, and 2,223 shares, respectively), (3) 33% of the 2012 Time Vested RSA grant, which vested during 2014 (8,491 shares, 3,455 shares, 3,437 shares, 2,126 shares, and 1,997 shares, respectively), and (4) 33% of the 2013 Time Vested RSA grant, which vested during 2014 (8,385 shares, 3,364 shares, 3,347 shares, 2,261 shares, and 1,659 shares, respectively).

Potential Payments Upon Termination of Employment

•	Severance Agreements. We have entered into Severance Agreements containing non-compete and non-solicitation provisions with each NEO.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Moreland and Hawk) or one (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Moreland and Hawk) or one year (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding Restricted Stock Awards (as defined in the Severance Agreements),[22] RSUs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Moreland and Hawk)[23] or (2) continued vesting for two years after termination (for all other NEOs covered by a Severance Agreement).

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Moreland and Hawk) or two (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination,

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Moreland and Hawk) or two years (for all other NEOs covered by a Severance Agreement);

[22]	Pursuant to the Severance Agreements, “Restricted Stock Awards” include restricted stock awards, phantom stock awards and other similar equity based incentive compensation awards granted to the NEOs, excluding stock options.
[23]	In lieu of immediate vesting, the 2012 Performance RSAs, 2013 Performance RSAs and 2014 Performance RSUs continue to vest pursuant to the performance criteria for such RSAs and RSUs.

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

immediate vesting of any outstanding Restricted Stock Agreements (as defined in the Severance Agreements),[24] RSUs and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2014.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of Restricted Stock($)(c)	Other($)(d)	Alternative Total Employment Termination Benefits($)(e)
W. Benjamin Moreland	Qualifying Upon Change in Control	$5,013,750	$21,657,689	$783,813	$27,455,252
	Qualifying	3,342,500	11,270,863	767,359	15,380,722
	Non-Qualifying	—	—	—	—
Jay A. Brown	Qualifying Upon Change in Control	1,625,689	8,602,822	371,320	10,599,831
	Qualifying	812,844	4,527,926	354,866	5,695,636
	Non-Qualifying	—	—	—	—
James D. Young	Qualifying Upon Change in Control	1,519,424	8,558,383	304,931	10,382,738
	Qualifying	759,712	4,504,158	296,353	5,560,224
	Non-Qualifying	—	—	—	—
E. Blake Hawk	Qualifying Upon Change in Control	2,376,028	5,811,327	399,723	8,587,079
	Qualifying	1,584,019	2,922,918	385,693	4,892,630
	Non-Qualifying	—	—	—	—
Patrick Slowey	Qualifying Upon Change in Control	1,312,498	4,548,739	283,971	6,145,208
	Qualifying	656,249	2,517,377	267,517	3,441,143
	Non-Qualifying	—	—	—	—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Moreland and Hawk, and two and one for Messrs. Brown, Young and Slowey for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary.

[24]

The 2012 Performance RSAs, 2013 Performance RSAs and 2014 Performance RSUs vest immediately with respect to the target shares or Target Level, as applicable, and continue to vest pursuant to the performance criteria with respect to the remaining shares.

(c)	Represents the value of accelerating the vesting of the outstanding unvested RSAs and RSUs as of December 31, 2014 (calculated as the number of accelerated RSAs and RSUs multiplied by $78.70, the closing price per share of our Common Stock on December 31, 2014). In connection with a Qualifying Termination Upon Change in Control, any outstanding Restricted Stock Awards (as defined in the Severance Agreements), RSUs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest, provided that the 2012 Performance RSAs, 2013 Performance RSAs and 2014 Performance RSUs vest immediately with respect to the target shares or Target Level, as applicable, held by the NEOs and continue to vest pursuant to the performance criteria with respect to the remaining 2012 Performance RSA shares, 2013 Performance RSAs shares and 2014 Performance RSUs. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding Restricted Stock Awards (as defined in the Severance Agreements), RSUs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Moreland and Hawk, provided that the 2012 Performance RSAs, 2013 Performance RSAs and 2014 Performance RSUs continue to vest pursuant to the performance criteria for such RSAs and RSUs or (2) continue to vest for two years after termination for Messrs. Brown, Young and Slowey.

(d)	Other termination benefits represent the following items:

•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2014, and any prior year actual annual incentives relating to 2013 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•

An estimate of our 401(k) Plan matching and profit sharing contributions for continued participation in the 401(k) Plan for 2014, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2014, this amount includes our Discretionary Match and Discretionary Contribution for 2014, which is $7,800 for the Discretionary Match since each of the NEOs achieved the level of contribution necessary for 2014 to be eligible for the 3% Discretionary Match and $10,400 for each NEO for the Discretionary Contribution, which is the maximum amount allowable under the Code for such contribution.

(e)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2014.

VIII.  AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.

The Audit Committee has adopted procedures regarding the pre-approval of certain services which may be rendered by our Auditors. Such procedures provide that the Audit Committee should pre-approve audit and permitted non-audit services to be rendered by our Auditors. Such approval of services may be made with respect to audit, audit-related, tax and other services permitted under SEC rules that the Audit Committee believes would not otherwise impair the independence of the Auditors. Whenever practicable, estimated or budgeted fees should be pre-approved at the time the services are pre-approved. Such procedures also provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees or engagements presented by an officer relating to audit and permitted non-audit related services of our independent registered public accountants; provided, however, the Audit Committee members in the aggregate may not approve fees and engagements exceeding $200,000 of fees, excluding any fees or engagements (1) approved by the Audit Committee or (2) regarding services relating to securities offerings of the Company and its subsidiaries (“Delegation Procedures”). At the regularly scheduled meetings of the Audit Committee, the Audit Committee is generally provided a schedule detailing any services which have been approved or utilized during the fiscal year and since the last regularly scheduled Audit Committee meeting, including any fees and engagements approved pursuant to the Delegation Procedures.

No services were provided by the independent registered public accountants in 2014 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2014 Report

To our Stockholders:

Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with CCIC’s management the audited financial statements as of and for the year ended December 31, 2014.

•	The Audit Committee has discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

•

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

•

Based on its review of CCIC’s audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.

AUDIT COMMITTEE

Robert E. Garrison II (Chair)

P. Robert Bartolo

Lee W. Hogan

Robert F. McKenzie

IX.    OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2014 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Nominations and Proposals for 2016 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2016 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 8, 2015. If the date of the 2016 Annual Meeting is changed by more than 30 days from the date of the 2015 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2016 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2016 Annual Meeting provided such nominations and proposals are in accordance with our By-Laws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2016 Annual Meeting must be received not less than 90 days (February 29, 2016) nor more than 120 days (January 30, 2016) before May 29, 2016 (the first anniversary date of the 2015 Annual Meeting) at our offices located at Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, TX 77057, Attn: Corporate Secretary. If the 2016 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2015 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2016 Annual Meeting and not later than the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the announcement of the change in the 2016 Annual Meeting date.

The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of the 2016 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2015 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2016 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.

Available Information

We maintain an Internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2014 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://www.crowncastle.com/investor/10K/CrownCastle2014-10k.pdf. A request for a copy of such report should be directed to Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2014 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

Householding of Proxy Materials

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2014 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2014 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-800-542-1061 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, Attn: Corporate Secretary.

Appendix A

Independence Categorical Standards

(October 16, 2008)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•

Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•

Current Employment. A Family Member (i) is employed by the Company in a non-officer position or (ii) is employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•

Compensation. A Director or a Family Member receives or has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•

Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•

Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

A-1

Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 29, 2015 and Proxy Statement

1220 AUGUSTA DRIVE HOUSTON, TX 77057

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Crown Castle International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88860-P64328	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INTERNATIONAL CORP.

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1, FOR Proposals 2 and 3, and for 1 YEAR on Proposal 4:

1.	Election of Directors
	Nominees:		For	Against	Abstain			For	Against	Abstain
	1a. P. Robert Bartolo		☐	☐	☐	1e. Dale N. Hatfield		☐	☐	☐
	1b. Cindy Christy		☐	☐	☐	1f. Lee W. Hogan		☐	☐	☐
	1c. Ari Q. Fitzgerald		☐	☐	☐	1g. John P. Kelly		☐	☐	☐
	1d. Robert E. Garrison II		☐	☐	☐	1h. Robert F. McKenzie		☐	☐	☐
								For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2015.							☐	☐	☐
3.	The non-binding, advisory vote regarding the compensation of the Company’s named executive officers.							☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	The non-binding advisory vote regarding the frequency of voting on the compensation of the Company’s named executive officers.						☐	☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions)					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M88861-P64328

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 29, 2015

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, “FOR” EACH OF PROPOSALS 2 AND 3, FOR “1 YEAR” ON PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The undersigned hereby appoints W. Benjamin Moreland and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on May 29, 2015, at the Company’s corporate office at 1220 Augusta Drive, Suite 600, Houston, TX 77057, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side